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                       SECURITIES AND EXCHANGE COMMISSION
                             WASHINGTON, D.C. 20549

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                                    FORM 8-K
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              CURRENT REPORT PURSUANT TO SECTION 13 OR 15(D) OF THE
                         SECURITIES EXCHANGE ACT OF 1934

                          COMMISSION FILE NO.: 0-32143


                        DATE OF REPORT: DECEMBER 9, 2004


                               BIB HOLDINGS, LTD.
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             (Exact name of registrant as specified in its charter)


NEVADA                                                               33-0895699
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(State of other jurisdiction of                                   (IRS Employer
incorporation or organization                               Identification No.)


111 HOWARD STREET, SUITE 108, MT. ARLINGTON NEW JERSEY                    07856
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(Address of principal executive offices)                             (Zip Code)


                                 (973) 398-8183
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              (Registrant's telephone number including area code)


7408 OAK GROVE AVENUE, LAS VEGAS, NV                                      89117
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(Former address, if changed since last report)                       (Zip Code)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:

[ ] Written communications pursuant to Rule 425 under the Securities Act (17 CFR
    230.425)
[ ] Soliciting material pursuant to Rule 14a-12 under the Exchange Act
    (17 CFR 240.14a-12)
[ ] Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange
    Act (17 CFR 240.14d-2(b))
[ ] Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange
    Act (17 CFR 240.13e-4(c))

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ITEM 2.01         COMPLETION OF ACQUISITION OF ASSETS

On December 9, 2004 the Registrant purchased all of the assets of Candent Corporation that are used in the business of operating Internet-based online dating, information, retail, industrial and financial portals. The Registrant also assumed all of the liabilities of Candent Corporation that arose from that business, although it is believed that there are no liabilities. The Registrant assigned the assets and liabilities to a wholly-owned subsidiary named "Intrance Corporation."

In consideration for the acquired assets, the Registrant caused Intrance Corporation to issue 275,000 shares of a Series A Preferred Stock to Candent Corporation. The holder of the Intrance preferred shares will received a quarterly dividend equal to ten percent of Intrance's operating income. The Intrance preferred shares are redeemable at a price of $10 per share. The holder of the Intrance preferred shares can convert each share of Series A Preferred Stock into one hundred shares of the Registrant's common stock. The holder of Intrance Series A Preferred Stock is not entitled to vote at shareholders meetings.

On the date of issue, all of the Intrance Series A Preferred Stock acquired by Candent Corporation could be converted into 27,500,000 shares of the Registrant's common stock, which would represent 6.18% of the fully-diluted outstanding shares. In the event that the Registrant issues any common shares after this date, the number of shares into which the Intrance Series A Preferred Stock can be converted will be proportionately increased, so that at all times the Intrance Series A Preferred Stock will be convertible into a number of shares which will equal 6.18% of the Registrant's outstanding shares after the conversion. The Registrant's agreement with Candent Corporation also provides that if Candent corporation obtains less than $2,750,000 from the sale of the common stock into which the Intrance preferred shares are convertible, the Registrant will issue additional shares to Candent Corporation until it obtains $2,750,000 in sales proceeds.

The President of Candent Corporation is the spouse of the owner of Incandent Capital LLC, which owns the majority of the Registrant's voting shares. The equity in Candent Corporation is held in trust for the benefit of its President.



ITEM 9.01                  FINANCIAL STATEMENTS AND EXHIBITS

Financial Statements

Bib Holdings Ltd. Pro Forma Combined Financial Statements - to be filed by amendment.

Financial Statements of Candent Corporation for the period ending September 30, 2004 (unaudited) - to be filed by amendment.

Audited Financial Statements of Candent Corporation for the years ended December 31, 2003 and 2002 - to be filed by amendment.

Exhibits
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10.1        Acquisition Agreement by and between Candent Corporation, Incode
            Corporation and Intrance Corporation dated September 1, 2004.

10.2 Amendment No. 1 to Asset Purchase Agreement among Bib Holdings Ltd., Incode Corporation, Intrance Corporation and Candent Corporation.


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                                   SIGNATURES


Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.



                                   BIB HOLDINGS, LTD.

Dated:  December 20, 2004          By: /s/ James L. Grainer
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                                       James L. Grainer, Chief Executive Officer